Exhibit 99.1

55 WATER STREET NEW YORK, NY 10041-0099 TEL: 212-855-3298 dmaj@dtcc.com

June 20, 2012

By Federal Express
David Aboudi
Aboudi & Brounstein Law Offices
3 Gavish Street
POB 2432
Kfar Saba Ind. Zone 44641 Israel

Dear Mr. Aboudi:

As a further response to your recent inquiries and submission regarding the deposit transaction restriction (the “Deposit Chill”) on CUSIP 449399203 (the “Issue”) issued by IDO Security, Inc. (the “Issuer”), please be advised that The Depository Trust Company (“DTC”) has resumed accepting additional deposits of the Issue for depository and book-entry transfer services.

Sincerely,

Donald Maj